U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

AMERICAN SANDS ENERGY CORP.

(Exact name of registrant as specified in its charter)

000-53167

(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	87-0405708 (IRS Employer Identification No.)

4760 South Highland Drive, Suite 341, Salt Lake City, Utah 84117

(Address of principal executive offices)

(801) 277-7888

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

In March 2014 American Sands Energy Corp. (the “Company”) sold additional Series A preferred stock units to 15 individual investors in the following amounts:

Date	Amount	No. of Units
3/13/2014	$ 1,500,000	314,285
3/18/2014	$ 440,000	50,000
3/19/2014	$ 81,000	57,857
3/20/2014	$ 82,227	58,769
3/21/2014	$ 35,000	25,000

Each Series A preferred stock unit consists of one share of Series A preferred stock, one warrant to purchase one share of the Company’s common stock at $0.45 per share, and one warrant to purchase an additional shares at $0.70 per share. The warrants are exercisable for five years. The Series A preferred stock units were sold in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended. At the time of the sale of the units the Company had a reasonable belief that the persons purchasing the securities were accredited investors as defined in Rule 501 of Regulation D, and purchased such securities without a view to distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Sands Energy Corp.

Date: March 21, 2014	By:	/s/ Daniel F. Carlson
Daniel F. Carlson, Chief Financial Officer